Exhibit 99.1

BGC Partners, Inc.

Unaudited Pro Forma Condensed Consolidated Financial Information

On April 1, 2013, BGC Partners, Inc. (the “Company,” “BGC Partners” or “BGC”) and certain affiliated entities (collectively, the “Sellers”) entered into a Purchase Agreement (the “Expected Transaction”) with The NASDAQ OMX Group, Inc. (“NASDAQ OMX”) which provides that, at the closing, NASDAQ OMX will purchase certain assets and assume certain liabilities from the Sellers and their affiliates, including the eSpeed brand name and various assets comprising the fully electronic portion of BGC’s benchmark on-the-run U.S. Treasury brokerage, market data and co-location service businesses (the “Purchased Assets”). On May 13, 2013, BGC received notice of regulatory approval with respect to the Expected Transaction under the Hart-Scott-Rodino Antitrust Improvements Act. The Company currently anticipates the Expected Transaction to close in the middle of 2013.

The purchase price for the Expected Transaction consists of $750 million in cash to be paid at closing, plus an earn-out of up to $484 million in NASDAQ OMX common stock to be paid ratably in each of the 15 years following the closing. The $750 million in cash to be paid at closing is subject to adjustment for certain pre-paid amounts and accrued costs and expenses, and the $484 million in NASDAQ OMX common stock will be paid ratably (approximately $32.3 million per year) in each of the 15 years following the closing in which the consolidated gross revenues of NASDAQ OMX are equal to or greater than $25 million. Under the Purchase Agreement, the period for measuring whether the earn-out is achieved begins with the first calendar quarter following the closing date. The $484 million in NASDAQ OMX common stock will be converted into a fixed number of shares based on the volume-weighted average price of NASDAQ OMX common stock over a trading period prior to the closing. The issuances of NASDAQ OMX common stock are also subject to acceleration upon the occurrence of certain events, including the acquisition by any person of 50% or more of NASDAQ OMX’s stock (including by merger), NASDAQ OMX ceasing to hold Purchased Assets representing 50% or more of the aggregate revenues attributable to the Purchased Assets as of the closing, and the sale of all or substantially all of NASDAQ OMX’s assets, as well as to certain antidilution protections.

Due to the low annual earn-out hurdle in comparison to the historical revenues of NASDAQ OMX, the Company expects to receive the entire share earn-out, and the Company is currently exploring alternatives to hedge the NASDAQ OMX shares.

The following unaudited pro forma condensed consolidated financial information has been prepared to reflect the Expected Transaction. The unaudited pro forma condensed consolidated financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”) and has been prepared subject to the assumptions and adjustments as described in the notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated statement of financial condition gives effect to the Expected Transaction, as if it had occurred on March 31, 2013, and includes the elimination of the Purchased Assets as well as the cash proceeds and other adjustments resulting from the closing of the Expected Transaction. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2012 and for the three months ended March 31, 2013 give effect to the Expected Transaction, as if it had occurred on January 1, 2012, and include the elimination of revenues and expenses associated with the Expected Transaction as well as other adjustments resulting from the closing of the Expected Transaction. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Expected Transaction had occurred on the dates indicated, nor is it indicative of future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated statements of operations also do not reflect the gain from the Expected Transaction, the potential use of proceeds, potential actions to reduce corporate overhead, potential tax or hedging strategies in connection with the Expected Transaction, or any potential change in the value of NASDAQ OMX common stock.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial statements;

•	BGC Partners’ audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012;

•	BGC Partners’ unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013; and

•

The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

As of March 31, 2013

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. Historical (a)	Expected Transaction (b)	BGC Partners, Inc. Pro Forma
Assets
Cash and cash equivalents	$338,414	$756,300	$1,094,714
Cash segregated under regulatory requirements	3,019	—	3,019
Securities owned	32,150	—	32,150
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	1,192,519	—	1,192,519
Accrued commission and other service receivables, net	246,094	(15,100)	230,994
Loans, forgivable loans and other receivables from employees and partners, net	212,870	(500)	212,370
Fixed assets, net	139,548	(15,000)	124,548
Investments	23,168	—	23,168
Goodwill	163,474	—	163,474
Other intangible assets, net	19,854	—	19,854
Receivables from related parties	19,758	—	19,758
Other assets	109,491	—	109,491

Total assets	$2,500,359	$725,700	$3,226,059

Liabilities, Redeemable Partnership Interest, and Equity
Accrued compensation	$143,630	$—	$143,630
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	1,112,473	—	1,112,473
Payables to related parties	52,723	—	52,723
Accounts payable, accrued and other liabilities	254,255	174,800	429,055
Notes payable and collateralized borrowings	296,502	—	296,502
Notes payable to related parties	150,000	—	150,000

Total liabilities	2,009,583	174,800	2,184,383
Redeemable partnership interest	78,891	—	78,891
Equity
Stockholders’ equity:
Class A common stock, par value $0.01 per share	1,489	—	1,489
Class B common stock, par value $0.01 per share	348	—	348
Additional paid-in capital	583,791	2,400	586,191
Contingent Class A common stock	18,868	—	18,868
Treasury stock	(110,090)	—	(110,090)
Retained (deficit) earnings	(160,066)	208,800	48,734
Accumulated other comprehensive loss	(4,917)	—	(4,917)

Total stockholders’ equity	329,423	211,200	540,623
Noncontrolling interest in subsidiaries	82,462	339,700	422,162
Total equity	411,885	550,900	962,785

Total liabilities, redeemable partnership interest, and equity	$2,500,359	$725,700	$3,226,059

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2012

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. Historical (c)	Expected Transaction (d)	BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$1,176,009	$(61,300)	$1,114,709
Principal transactions	336,160	—	336,160
Real estate management services	122,704	—	122,704
Fees from related parties	53,159	(16,600)	36,559
Market data	17,302	(14,900)	2,402
Software solutions	9,962	(6,200)	3,762
Interest income	6,506	—	6,506
Other revenues	56,966	32,300	89,266
Losses on equity investments	(11,775)	—	(11,775)

Total revenues	1,766,993	(66,700)	1,700,293
Expenses:
Compensation and employee benefits	1,159,664	(12,600)	1,147,064
Allocations of net income to limited partnership units and founding/working partner units	12,964	(10,800)	2,164

Total compensation and employee benefits	1,172,628	(23,400)	1,149,228
Occupancy and equipment	155,349	(9,000)	146,349
Fees to related parties	11,792	(2,200)	9,592
Professional and consulting fees	72,777	—	72,777
Communications	90,807	(3,200)	87,607
Selling and promotion	86,040	(800)	85,240
Commissions and floor brokerage	22,733	(2,100)	20,633
Interest expense	34,885	—	34,885
Other expenses	64,245	(700)	63,545

Total expenses	1,711,256	(41,400)	1,669,856
Income from operations before income taxes	55,737	(25,300)	30,437
Provision for income taxes	20,224	(8,800)	11,424

Consolidated net income	$35,513	$(16,500)	$19,013

Less: Net income attributable to noncontrolling interest in subsidiaries	11,649	(6,100)	5,549

Net income available to common stockholders	$23,864	$(10,400)	$13,464

Per share data:
Basic earnings per share:
Net income available to common stockholders	$23,864		$13,464

Basic earnings per share	$0.16		$0.09

Basic weighted-average shares of common stock outstanding	144,886		144,886

Fully diluted earnings per share:
Net income for fully diluted shares	$46,242		$26,106

Fully diluted earnings per share	$0.16		$0.09

Fully diluted weighted-average shares of common stock outstanding	280,809		280,809

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2013

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. Historical (e)	Expected Transaction (f)	BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$298,704	$(15,800)	$282,904
Principal transactions	87,997	—	87,997
Real estate management services	39,338	—	39,338
Fees from related parties	13,148	(4,000)	9,148
Market data	4,125	(3,400)	725
Software solutions	2,566	(1,600)	966
Interest income	1,548	—	1,548
Other revenues	831	—	831
Losses on equity investments	(3,288)	—	(3,288)

Total revenues	444,969	(24,800)	420,169
Expenses:
Compensation and employee benefits	289,392	(3,000)	286,392
Allocations of net income to limited partnership units and founding/working partner units	7,438	(5,500)	1,938

Total compensation and employee benefits	296,830	(8,500)	288,330
Occupancy and equipment	39,227	(2,400)	36,827
Fees to related parties	2,843	(600)	2,243
Professional and consulting fees	14,941	—	14,941
Communications	24,341	(800)	23,541
Selling and promotion	20,315	(200)	20,115
Commissions and floor brokerage	5,771	(400)	5,371
Interest expense	9,700	—	9,700
Other expenses	17,304	(100)	17,204

Total expenses	431,272	(13,000)	418,272
Income from operations before income taxes	13,697	(11,800)	1,897
Provision (benefit) for income taxes	3,095	(4,200)	(1,105)

Consolidated net income	$10,602	$(7,600)	$3,002

Less: Net income attributable to noncontrolling interest in subsidiaries	3,604	(2,600)	1,004

Net income available to common stockholders	$6,998	$(5,000)	$1,998

Per share data:
Basic earnings per share:
Net income available to common stockholders	$6,998		$1,998

Basic earnings per share	$0.04		$0.01

Basic weighted-average shares of common stock outstanding	163,225		163,225

Fully diluted earnings per share:
Net income for fully diluted shares	$13,546		$3,896

Fully diluted earnings per share	$0.04		$0.01

Fully diluted weighted-average shares of common stock outstanding	317,823		317,823

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Presentation

BGC Partners, Inc.’s (the “Company,” “BGC Partners” or “BGC”) unaudited pro forma condensed consolidated financial information has been compiled from underlying financial statements prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and reflect the Company’s expected sale (the “Expected Transaction”) of certain assets, including the eSpeed brand name and various assets comprising the fully electronic portion of BGC’s benchmark on-the-run U.S. Treasury brokerage, market data and co-location service businesses (the “Purchased Assets”), to The NASDAQ OMX Group, Inc. ( “NASDAQ OMX”).

The unaudited pro forma condensed consolidated financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated financial information;

•	BGC Partners’ audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012;

•	BGC Partners’ unaudited condensed consolidated financial statements included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013; and

•

The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

The unaudited pro forma condensed consolidated financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC and has been prepared subject to the assumptions and adjustments as described in the notes to the unaudited pro forma condensed consolidated financial statements. The unaudited pro forma condensed consolidated statement of financial condition gives effect to the Expected Transaction, as if it had occurred on March 31, 2013, and includes the elimination of the Purchased Assets as well as the cash proceeds and other adjustments resulting from the closing of the Expected Transaction. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended December 31, 2012 and for the three months ended March 31, 2013 give effect to the Expected Transaction, as if it had occurred on January 1, 2012, and include the elimination of revenues and expenses associated with the Expected Transaction as well as other adjustments resulting from the closing of the Expected Transaction. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the Expected Transaction had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated statements of operations also do not reflect the gain from the Expected Transaction, the potential use of proceeds, potential actions to reduce corporate overhead, potential tax or hedging strategies in connection with the Expected Transaction, or any potential change in the value of NASDAQ OMX common stock. Actual adjustments may differ from the information presented.

2.	Expected Transaction

Unaudited pro forma condensed consolidated statement of financial condition as of March 31, 2013

The following notes relate to the unaudited pro forma condensed consolidated statement of financial condition as of March 31, 2013:

(a)	Amounts as originally reported by BGC Partners in its Quarterly Report on Form 10-Q for the three months ended March 31, 2013.

(b)	Represents the following:

•	Elimination of assets sold as a result of the Expected Transaction;

•	Receipt of $750.0 million in cash consideration from NASDAQ OMX;

•

An estimated $6.3 million in cash from NASDAQ OMX as a working capital adjustment, equal to an estimated $15.1 million of commissions receivables purchased, minus an estimated $8.8 million of deferred revenue and accrued expenses assumed, by NASDAQ OMX;

•

Approximately $0.5 million with respect to the forgiveness of loans to employees who are expected to transfer to NASDAQ OMX as a result of the Expected Transaction, and approximately $2.4 million with respect to the grant of exchangeability to limited partnership units and the acceleration of vesting of restricted stock units for employees who are expected to transfer to NASDAQ OMX as a result of the Expected Transaction;

•	An increase in accounts payable of $7.5 million related to professional and consulting fees as a result of the Expected Transaction;

•	A decrease in accounts payable related to an estimated $8.8 million of deferred revenue and accrued expenses assumed by NASDAQ OMX;

•	An increase in accounts payable of $176.1 million related to taxes associated with the Expected Transaction; and

•

The estimated after-tax gain from the Expected Transaction, which is allocated to limited partnership units, founding/working partner units, noncontrolling interest in subsidiaries and common stockholders. Allocations to limited partnership units, founding/working partner units and noncontrolling interest in subsidiaries are reflected in the unaudited pro forma condensed consolidated statement of financial condition within noncontrolling interest in subsidiaries, as the Company does not intend to distribute these amounts. Allocations to common stockholders are reflected in the unaudited pro forma condensed consolidated statement of financial condition within retained (deficit) earnings.

The unaudited pro forma condensed consolidated statement of financial condition as of March 31, 2013 does not include the $484 million in NASDAQ OMX common stock that will be paid ratably (approximately $32.3 million per year) in each of the 15 years following the closing in which the consolidated gross revenues of NASDAQ OMX are equal to or greater than $25 million, because the earn-out will not impact the Company’s unaudited condensed consolidated statement of financial condition at the closing of the Expected Transaction.

Unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012

The following notes relate to the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012:

(c)	Amounts as originally reported by BGC Partners in its Annual Report on Form 10-K for the year ended December 31, 2012.

(d)	Represents the following:

•	The elimination of revenues and expenses associated with the Expected Transaction;

•

Under the Purchase Agreement, $484 million in NASDAQ OMX common stock will be paid ratably (approximately $32.3 million per year) in each of the fifteen years following the closing in which the consolidated gross revenues of NASDAQ OMX are equal to or greater than $25 million. Due to the low annual earn-out hurdle in comparison to the historical revenues of NASDAQ OMX, the earn-out is expected to be a recurring item; however, the achievement and amount of each annual earn-out are not guaranteed. For the year ended December 31, 2012, the earn-out target would have been achieved and, accordingly, the $32.3 million earn-out is included in the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012;

•	The corresponding tax effects of the above item; and

•	The impact of the above item on allocations of net income to limited partnership units, founding/working partner units, noncontrolling interest in subsidiaries and common stockholders.

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2012 does not reflect items that are not expected to be recurring or to have a continuing impact on the Company, which include the following:

•	The net proceeds from the Expected Transaction, calculated as $750.0 million cash proceeds less an estimated book value for the Purchased Assets of $15.0 million;

•	Professional and consulting fees of approximately $7.5 million incurred as a result of the Expected Transaction;

•

Estimated incremental compensation expense of $2.9 million as a result of the forgiveness of certain employee loans, the grant of exchangeability to limited partnership units and the acceleration of vesting of restricted stock units with respect to employees who are expected to transfer to NASDAQ OMX as a result of the Expected Transaction;

•	The corresponding tax effects of the above items; and

•	The impact of the above items on allocations of net income to limited partnership units, founding/working partner units, noncontrolling interest in subsidiaries and common stockholders.

Unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2013

The following notes relate to the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2013:

(e)	Amounts as originally reported by BGC Partners in its Quarterly Report on Form 10-Q for the three months ended March 31, 2013.

(f)	Represents the elimination of the revenues and expenses associated with the Expected Transaction. Under the Purchase Agreement, the period for measuring whether the earn-out is achieved begins with the first calendar quarter following the closing date. Due to the low annual earn-out hurdle in comparison to the historical revenue of NASDAQ OMX, the earn-out is expected to be a recurring item; however, the achievement and amount of each annual earn-out are not guaranteed. Assuming a transaction date of January 1, 2012, the approximately $32.3 million earn-out would be expected to be recognized in the second quarter of each year; as such, the earn-out is not included in the unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2013.